EXHIBIT 99.1
FOR IMMEDIATE RELEASE
November 24, 2009
REHABCARE COMPLETES MERGER WITH TRIUMPH HEALTHCARE
ST. LOUIS, MO, November 24, 2009, RehabCare Group, Inc. (NYSE: RHB) announced today it has completed its merger with Triumph HealthCare Holdings, Inc., a leading developer and operator of long-term acute care hospitals (LTACHs) in the U.S. The transaction is RehabCare’s largest investment to date towards the development of its Hospital operations and its strategic vision of creating post-acute continuums of care in markets across the country.
     The combined organization delivers post-acute services in more than 1,280 locations in 41 states and represents the fourth largest post-acute hospital operator and the third largest LTACH provider in the U.S.
     “Our merger with Triumph is a winning combination, and we are excited to begin the process of blending our strengths to elevate the role of our Hospital division and achieve a more diverse company with the potential to reach more patients in need of specialized, restorative care,” said John H. Short, Ph.D., RehabCare President and Chief Executive Officer.
     Based in Houston, Texas, Triumph HealthCare specializes in providing long-term acute care services to medically complex patients, currently operating 20 LTACHs in seven states, with two hospitals scheduled to be added by mid-2010. Brock Hardaway, Triumph HealthCare President and Chief Operating Officer, will lead the combined company’s LTACH business, under the direction of RehabCare Senior Vice President of Hospital Operations Kevin Gross. Mr. Hardaway joined Triumph HealthCare in 2005 and previously managed the operations of over 30 hospitals at Select Medical Corporation.
     “Brock brings extensive experience in the industry and has helped position Triumph as the paragon of LTACH management and service delivery,” said Dr. Short. “We look forward to integrating our best practices, technologies and the talents of our now more than 18,000 people as we work toward a common goal of helping people regain their lives.”
     The Company stated that the transaction is being financed through a combination of committed bank financing, the net proceeds of the equity offering that closed on November 18, 2009, and cash on hand. Concurrent with the closing of this transaction, the Company closed on a new senior secured credit facility consisting of a $450.0 million term loan B facility and a $125.0 million revolving credit facility.
     Founded in 1982, RehabCare (www.rehabcare.com), a St. Louis-based company, is a leading national provider of post-acute services, managing rehabilitation programs in partnership with over 1,250 hospitals and skilled nursing facilities in 41 states and owning and operating 35 rehabilitation and long-term acute care hospitals. RehabCare is included in the Russell 2000 and Standard and Poor’s Small Cap 600 Indices.
     This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on RehabCare’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those set forth in the forward-looking statements include,
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but are not limited to, the successful consummation of the merger with Triumph HealthCare, RehabCare’s future operating results, the introduction of new regulation, general business and market conditions and other factors. Additional factors that could cause results to differ materially from those described in the forward-looking statements are discussed in RehabCare’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent annual report on Form 10-K, subsequent quarterly report on Form 10-Q and current reports on Form 8-K available at the SEC’s website at http://www.sec.gov. You are cautioned not to rely on forward-looking statements as the Company cannot predict or control many factors that affect its ability to achieve the results estimated. The Company makes no promise to update any forward-looking statements as a result of changes in underlying factors, new information, future events or otherwise.
CONTACT: RehabCare Group, Inc.
Financial: Jay Shreiner, Chief Financial Officer
Press: Donna Lee, Office of the CEO
(314) 863-7422

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